FILED
                                           1986 AUG - 7 PM 12:27
                                              SECRETARY OF STATE
                                            TALLAHASSEE, FLORIDA


                      ARTICLES OF INCORPORATION
                                  OF
                         HENRY WINKLER, INC.

                           Article 1 - Name

     The name of this corporation is Henry Winkler, Inc.

                      Article II - Commencement

     This corporation shall commence on the date of execution and acknowledgment of these Articles.

                        Article III - Purpose

     This corporation is organized for the purpose of transacting in any or all lawful business.

                      Article IV - Capital Stock

     This corporation is authorized to issue 10,000 shares of $0.10 par value common stock.

           Article V - Initial Registered Office and Agent

     The street address of the initial registered office of this corporation is 1645 Palm Beach Lakes Blvd., Suite 500, West Palm
Beach, Florida 33401 and the name and address of the initial registered agent is Michael D. Harris, 1645 Palm Beach Lakes Blvd., Suite 500, West Palm Beach, Florida 33401.

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               Article VI - Initial Board of Directors

     This corporation shall have no directors initially. The number of directors shall be established by the bylaws and may be either increased or diminished from time to time as provided in the bylaws.

                      Article VII - Incorporator

     The name and address of the person signing these articles is:

                    Michael D. Harris
                    Suite 500
                    1645 Palm Beach Lakes Boulevard
                    West Palm Beach, Florida 33401

                        Article VIII - Bylaws

     The power to adopt, alter, amend or repeal bylaws shall be vested in the Board of Directors.

                     Article IX - Indemnification

     Subject to the qualifications contained in Florida Statutes 607.014, the corporation shall indemnify its officers and directors and former officers and directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement arising out of his or her services as an officer or director of the corporation.

                        Article X - Amendment

     The corporation reserves the right to amend or repeal any provisions contained in these articles of incorporation, or any

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amendment hereto, and any rights conferred upon the shareholders is subject to this reservation.

     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 6th day of August, 1986.


                                         /s/ Michael D. Harris
                                            Incorporator

STATE OF FLORIDA       )
                       ) SS.
COUNTY OF PALM BEACH   )

     BEFORE ME, a notary public authorized to take acknowledgments in the state and county set forth above, personally appeared Michael
D. Harris, known to me and known by me to be the person who executed the foregoing Articles of Incorporation, and he acknowledged before me that he executed those Articles of Incorporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 6th day of August, 1986.


                                        /s/    NAME UNKNOWN

                                        Notary Public
                                        My commission expires: 11/7/88

    CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE
      SERVICE OF PROCESS WITHIN FLORIDA, NAMING AGENT UPON WHOM
                        PROCESS MAY BE SERVED.

     IN COMPLIANCE WITH SECTION 48.091, FLORIDA STATUTES, THE
FOLLOWING IS SUBMITTED:

     FIRST THAT HENRY WINKLER, INC. DESIRING TO ORGANIZE OR QUALIFY UNDER THE LAWS OF THE STATE OF
FLORIDA, WITH ITS PRINCIPAL PACE OF BUSINESS AT CITY OF WEST PALM BEACH, STATE OF FLORIDA, HAS NAMED MICHAEL D. HARRIS, LOCATED AT 1645 PALM BEACH LAKES BLVD., CITY OF WEST PALM BEACH, STATE OF FLORIDA, AS ITS AGENT TO ACCEPT SERVICE OF PROCESS WITHIN FLORIDA.


                     SIGNATURE:     /s/    Michael D. Harris
                         TITLE:    Incorporator
                          DATE:     August 6, 1986

     HAVING BEEN NAMED TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION, AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY AGREE TO ACT IN THIS CAPACITY, AND I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATIVE TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES.

                     SIGNATURE:     /s/    Michael D. Harris
                                         Registered Agent

                          DATE:     August 6, 1986